As filed with the Securities and Exchange Commission on November 4, 2003

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

_________________

Date of report (date of earliest event reported):   October 24, 2003

ENERGY EXPLORATION TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Province of Alberta	0–24027	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 700 Phoenix Place, 840–7th Avenue, S.W., Calgary, Alberta, Canada T2P 3G2
(Address of principal executive offices) (Zip Code)

ENERGY EXPLORATION TECHNOLOGIES a Nevada corporation
(Former name or former address, if change since last report)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS

Not applicable

ITEM 3.

BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5.

OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 24, 2003, Energy Exploration Technologies (the “Company”) held a Special Meeting of Shareholders to consider the re-incorporation of the Company from the State of Nevada to the Province of Alberta, Canada. This proposed action was approved by shareholders owning more than 50% of the total issued and outstanding of the Company’s common stock, as of the record date set for the Special Meeting. The continuance of the Company was affected by filing Articles of Continuance with the Alberta Registrar of Corporations on October 24, 2003.

A total of 8,541,580 shares were represented at the meeting through proxies and shareholders in attendance. A total of 8,509,350 shares were voted in favour of the continuance of the Company and a total of 32,230 shares were voted against the continuance.

ITEM 6.

RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

Not applicable

ITEM 8.

CHANGE IN FISCAL YEAR

Not applicable

ITEM 9.

REGULATION FD DISCLOSURE

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this 4th day of November, 2003.

ENERGY EXPLORATION TECHNOLOGIES INC.

By: ____/signed/______
George Liszicasz
Chief Executive Officer
(principal executive officer)